Exhibit 4.34
REDACTED COPY
Certain identified confidential information has been redacted from this exhibit because both (i) it is customarily and actually treated as private or confidential and (ii) it is not material.
Confidential portions of this Exhibit are designated by [*****].

GENERAL CONDITIONS OF GOOGLE CLOUD ACQUISITION No. 2021-01439
(ES 04011/20)

By this private instrument, on one side, PAGSEGURO INTERNET S.A., company headquartered at Avenida Brigadeiro Faria Lima, nº 1384, 4º andar – Parte A, Jardim Paulistano, Brazil, postal code 01451-001, in the city of São Paulo, State of São Paulo, enrolled with the National Register of Legal Entities of the Ministry of Finance (CNPJ/MF) under No. 08.561.701/0001-01, hereinafter simply referred to as “CLIENT”, and UOL DIVEO TECNOLOGIA S.A., headquartered at Alameda Barão de Limeira, 425, 1º andar, in the city of São Paulo, State of São Paulo, enrolled with the CNPJ/MF under No. 01.588.770/0001-60, hereinafter simply referred to as “UOL DIVEO”, both represented pursuant to their incorporations acts, decide to enter into this Agreement (“Agreement”), pursuant to the following clauses and conditions:
1.    The CLIENT, through this private instrument, hires UOL DIVEO, resale partner of GOOGLE INC. (“GOOGLE”) in Brazil, to acquire GOOGLE CLOUD services. The CLIENT hereby REPRESENTS TO KNOW AND AGREES that the services described in the scope and/or GOOGLE’s Services will begin to be provided as from the execution of this Agreement.
1.1    Services will be hired upon acceptance of the Technical and/or Business Proposal signed by the legal representatives of the parties, which will set forth the terms of the acquisition, effectiveness, PTAX and all other business conditions.
1.2    The Bills/Invoices issued by UOL DIVEO must include CLIENT’s information referred to in the preamble hereof.
2.    The CLIENT represents to know that GOOGLE CLOUD services are provided by GOOGLE pursuant to GOOGLE’s terms of service, the up-to-date version of which is available at https://cloud.google.com/terms, as well as all other documents issued by GOOGLE to govern the provision of services (jointly, “GOOGLE's Terms of Service”). By signing this instrument, the CLIENT REPRESENTS and ACKNOWLEDGES that: (i) GOOGLE CLOUD services are subject to GOOGLE's Terms of Service, the clauses and conditions of which are fully provided for herein; (ii) when accessing and using the services, the CLIENT expressly agrees with GOOGLE's Terms of Service, and accepts all of the clauses and conditions set forth therein; (iii) it has read and understood all clauses and conditions of GOOGLE's Terms of Service, and that it is fully aware of all restrictions and limitations established by GOOGLE for the provision of the services; (iv) especially and without prejudice to any other Terms of Service of GOOGLE, the CLIENT acknowledges that the GOOGLE CLOUD services are subject to the “Specific Terms of Service”, the up-to-date version of which is available at https://cloud.google.com/terms/service-terms, and which the CLIENT represents to have read and accepted, with no reservations; (v) all of CLIENT’s data and information are processed through GOOGLE CLOUD Services to the interest and on behalf of the CLIENT itself, which owns and controls such data and information, and the CLIENT shall exempt UOL DIVEO and GOOGLE from any liability related to its data and information; (vi) GOOGLE's Terms of Service may be amended by GOOGLE at any time, so the CLIENT is advised to check GOOGLE’s website on a regular basis.
3.    GOOGLE CLOUD’s environment Status can be found at Google Cloud Status Dashboard: https://status.cloud.google.com/.
4.    The services hired hereunder may only be used for CLIENT’s internal business transaction, and the CLIENT is subject to GOOGLE’s Terms of Service and all other conditions and policies of GOOGLE in addition to those set forth herein.

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5.    The CLIENT may not resell, supply, rent, distribute or allow third parties to use the solutions hired herein.
6.    The CLIENT shall meet all conditions provided by applicable data protection laws.
7.    Pursuant to the foregoing, the CLIENT represents to know that UOL DIVEO only resells GOOGLE’s services. For this reason, the CLIENT accepts and agrees that UOL DIVEO, considering that it is only a reseller of the solution, will not be held liable for any delay in the delivery or unavailability of services.
8.    UOL DIVEO does not offer any guarantee on the services hired hereunder. CLIENT acknowledges that UOL DIVEO is only a reseller of GOOGLE CLOUD services and that UOL DIVEO and GOOGLE are independent companies. Accordingly, UOL DIVEO and GOOGLE are not responsible for the quality/warranty/support/result/effectiveness of said services. UOL DIVEO is not responsible for the accuracy or completeness of information on the services, AS WELL AS IT IS NOT RESPONSIBLE FOR ANY REPRESENTATIONS, WARRANTIES AND LIABILITIES, OF ANY NATURE, IN CONNECTION WITH INFORMATION ON THE SERVICES. UOL DIVEO advises the CLIENT to confirm any information on the services before using them for any purpose. All information on the services is subject to change with no prior notice. UOL DIVEO is not responsible for any typographical or other mistakes or omissions in connection with information on the services.
8.1. Without prejudice to the foregoing, UOL DIVEO will only be responsible for the losses and/or damages directly caused to the CLIENT at its proven and exclusive fault, limited to the total amount paid by the CLIENT to UOL DIVEO for the provision of services referred to in this Order in the period of six (6) months prior to the fact that has given rise to such indemnity obligation. UOL DIVEO will not, under any circumstance, be responsible for any indirect losses and/or damages caused to the CLIENT or third parties (for example, loss of profit or revenue, loss of data, loss of use, re-work, manufacturing expenses, damages to reputation or loss of clients).
9    With respect to the processing of personal data, UOL DIVEO agrees to comply with data protection laws, under the terms agreed with GOOGLE, including European Regulation 2016/679 (GDPR).
9.1. UOL DIVEO shall meet all conditions set forth in letter No. 3.909/2018 issued by the Central Bank of Brazil (BACEN) and In Resolution No. 4.568/18 issued by the National Monetary Council (Conselho Monetário Nacional, or “CMN”) with respect to cyber security and hiring of data processing and storage services, if applicable, within the limit of its attributions set forth herein.
10.    GOOGLE and UOL DIVEO are not responsible for direct, indirect, incidental or consequential damages arising out of the Services, neither are they responsible for any potential warranties related to the Services, including, but not limited to, their adequacy to private use which does not violate third parties’ rights.
11.    In addition to GOOGLE CLOUD services, which will be provided by GOOGLE, UOL DIVEO may provide, if informed in the Order, complementary support services to the CLIENT. The CLIENT represents to know that, if UOL DIVEO’s complementary support services are hired, they are only ancillary to the services provided by GOOGLE, limited to the management of CLIENT’s account held with GOOGLE, and to the supply of information and instruction on the use and billing of GOOGLE’s services. For this reason, the provision of any of UOL DIVEO’s complementary support services will not change the nature of this Agreement, especially with respect to UOL DIVEO’s limited liability as a simple reseller of GOOGLE’s services, under the terms set forth in these General Conditions. The CLIENT acknowledges and represents to know that UOL DIVEO and GOOGLE may not be able to respond to or address all requests.
12.    This Agreement will be effective for indefinite term, and may be terminated by any of the parties upon prior notice of thirty (30) days.
13.    Except for the obligation to pay, none of the parties will be responsible for non-performed of their obligations set forth herein as a result of any events that are beyond their control (such as: acts or god or force majeure, operational interruptions, human or natural disasters, epidemics, shortage of materials, strikes, criminal acts, delays in the delivery or transportation of products at manufacturer’s fault or inability to hire manpower or buy materials through their regular sources).
14.    The CLIENT knows and agrees that it will follow the specifications provided by the manufacturer or suppliers or the products and/or services. The products and/or services may not be used in any critical security or similar applications, the potential failure of which may cause injuries, death or serious damages to the goods and facilities of the CLIENT or third parties. If the CLIENT uses or sells the products and/or services to be used in any such applications, or fails to follow manufacturer or supplier’s specifications, it will be fully responsible for the consequences of its acts.
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15.    The CLIENT may not disclose nor reveal, directly or through third parties, the results of any comparative, benchmarking or assessment tests (each, a “Test”) of the Services, unless their disclosure includes all information GOOGLE or a third party would need to replicate the Test.
15.1    If the CLIENT runs, or instruct third parties to run, a Test of the Services and discloses the results, directly or through third parties, GOOGLE (or an authorized third party) may run tests for CLIENT’s products or services. GOOGLE may disclose the results of CLIENT’s Tests (including all information the CLIENT or a third party would need to replicate the Test).
16.    The CLIENT represents and accepts that the entire scope of the solution is solely addressed for the exclusive use of the CLIENT within GOOGLE’s environment, and that the solution must be used subject to the rights and rules established by GOOGLE at https://cloud.google.com/terms/, under penalty of holding the CLIENT liable for any damages caused and/or having its scope suspended/blocked.
17.    The CLIENT hereby represents and knows that certain products, services, technologies and documentations sold by UOL DIVEO are subject to export or re-export control laws of the European Union and the United States of America. The CLIENT shall comply with such laws and shall obtain and bear the costs to obtain all and any required license, permit or authorization if it wishes to export or re-export these products and/or services.
18.    The CLIENT represents and knows that it may not export or re-export products, services, technologies, and documents sold by UOL DIVEO to countries or entities in which these transactions are banned, including any countries or entities subject to sections or embargoes imposed by the United Nations (UN), the U.S. Treasury Department, the U.S. Department of Commerce, or the U.S. State Department. In addition, the CLIENT may not use the Products, technologies and documents sold by UOL DIVEO to develop or build nuclear, chemical or biological weapons, or a missile system capable of launching these weapons, nor to develop mass destruction weapons.
19.    The products and services, including software or similar intellectual property, are subject to applicable third parties’ rights, such as patents, copyrights, policies and/or users’ licenses, provided that the CLIENT represents and accepts it will be subject to and respect them, under penalty of being held liable for losses and damages.
20.    The CLIENT represents and accepts to be fully and exclusively responsible for the development, content, operation and use of the products and/or services hired hereunder.
21.    The CLIENT represents and accepts to be responsible for the set up and use of the products and/or services provided hereunder and for taking all precautions to keep their content properly safe, protected and duly backed up, and exempts UOL DIVEO and GOOGLE from any demand in this regard, including with respect to the loss or removal of any data.
22    The CLIENT knows and agrees that the products and services are provided “AS IS” and free of any warranties or conditions of any nature, including implied warranties of merchantability, non-violation and adequacy to a specific purpose. The CLIENT will not provide any representations or warranties on behalf of UOL DIVEO and/or the licensing company in connection with the products and/or services.
23    The CLIENT hereby represents to know and agree that the scope provided by UOL DIVEO may have its characteristics, features and support changed or ended at any time and without prior notice by GOOGLE, which will not give rise to any liens to UOL DIVEO.
24    GOOGLE may remove the Services, due to downtime by the CLIENT, upon prior notice of thirty (30) days, if the Project does not have, for a period in excess of one hundred and eighty (180) days: (a) active virtual machine or storage resources, (b) related applications meeting any requests; and (c) if the CLIENT has not incurred any Service Fees.
25.    The CLIENT may not remove, change or omit any notice of copyrights, trademarks or any other notices related to ownership rights that are included in the products and/or services licensed by GOOGLE.
26.    The CLIENT may not: (i) use reverse engineering, decompile, copy, translate, modify or extract the source code or disassemble licensed products and/or services, except and to the extent such activity is expressly authorized in GOOGLE's Terms of Service; (ii) create multiple Applications, Accounts, or Projects to simulate or act as a single Application, Account, or Project (respectively), or that otherwise access the Services as to avoid applicable fees; (iii) unless otherwise set forth in the Specific Terms of Service, use the Services to operate or allow the operation of any telecommunication services or in connection with any Application that allows the CLIENT to make or receive calls from the public telephone network; or (iv) access or use the Services:
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(a) to create, transmit, process or store data subject to the International Regulation of Firearm Trafficking; (b) on behalf of, or to the benefit of, an entity or person legally prevented from using the Services, or (c) to transmit, store, or process protected health data (as defined in HIPAA) (unless the Parties execute a specific agreement for this purpose).
27.    The services are provided for their use within the period set forth herein and exclusively by the CLIENT. All intellectual property rights related to the services and their elements them are owned by GOOGLE and its suppliers. The services licensed by GOOGLE are protected by copyright laws and copyright international treaties, as well as other international laws and treaties related to intellectual property. The ownership, access or use of the products by the CLIENT does not transfer the ownership of or any other intellectual property rights upon the services provided hereunder.
28.    The CLIENT agrees to (i) comply with all local, domestic and international laws and regulations that govern Internet use; (ii) be aware of and comply with the “Use Policy” available at UOL DIVEO’s website (https://www.uoldiveo.com.br/politica-de-uso.html), which prohibits some activities, such as (a) obtaining or trying to obtain unauthorized access to another account, host or network (hacking) and (b) distributing, placing and submitting messages to entities that do not expressly request such messages (also known in the industry as spamming).
29.    The CLIENT hereby represents to accept the terms of this Order and these General Conditions, and ratifies to be fully aware that GOOGLE CLOUD services, which refer to the scope of the acquisition, will be directly provided by GOOGLE.
30.    The CLIENT agrees that, by signing this Order, it accepts all of its terms and conditions, and that this Order constitutes a net and certain instrument, which may be executed by UOL DIVEO if not complied with.
31.    The CLIENT hereby agrees with the business and technical conditions set forth in the Order.
32.    The CLIENT may not transfer the liabilities and vested rights hereunder without the prior written consent from UOL DIVEO. This Agreement is binding upon successors and assigns, on any account.
33.    UOL DIVEO and the CLIENT are independent from one another and agree that this transaction does not establish a joint venture, representation or partnership between them, or between any of them and GOOGLE.
34.    If any term/condition is deemed null, the remaining terms and conditions shall remain in force.
35.    For compliance inspection purposes, the CLIENT agrees to keep up to one (1) year after the expiration of this Agreement, complete, accurate and sufficient books and records so that either UOL DIVEO, GOOGLE or any other licensing company inspects whether or not the CLIENT is compliant. The audit request will be preceded by prior notice of up to three (3) business days, and the audit may be carried out in CLIENT’s facilities. If the CLIENT is found to be in non-compliance with the terms of the Agreement, UOL DIVEO, GOOGLE, and/or any other licensing company will notify the CLIENT on such non-compliance and, up to three (3) days counted from notice receipt, the CLIENT must cure any non-compliance and reimburse UOL DIVEO, GOOGLE, and/or any other licensing company for the expenses incurred, including with the audit.
36.    The CLIENT authorizes UOL DIVEO to provide its contact information to GOOGLE, so that GOOGLE can communicate directly with the CLIENT for the following purposes:
(i)    execute non-standard requests made by the CLIENT;
(ii)    provision the Products to CLIENT’s accounts, including for Product updates or security incidents;
(iii)    make sure that CLIENTS be notified on the available options to continue to provision the Products;
(iv)    perform customer satisfaction and service surveys to the CLIENT; and
(v)    inform on new Products.
37.    Except for the actions due to non-payment or violation of GOOGLE’s intellectual property rights, no action, regardless of its form, arising out of or related to the Agreement, may be filed by any of the parties for two (2) years counted from the date in which the event that has given right to the action occurred.

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38.    This agreement is signed on this date, but it its effects will be retroactive to September 1, 2020, for all legal purposes.
39.    This Order will be governed by, construed and implemented in accordance with Brazilian laws. The parties elect the central courts of the city of São Paulo, State of São Paulo, to the express waiver of any other, however privileged it may be, to settle any disputes arising out of the interpretation of this instrument.
IN WITNESS WHEREOF, the parties execute this instrument in two (2) counterparts, same in content and form, in the presence of the two undersigned witnesses.
São Paulo, March 1, 2021.

PAGSEGURO INTERNET S.A.

- DocuSign by: /s/ Artur Gaulke Schunck	-DocuSign by: /s/ Wagner Chagas Feder
Name:	Name:
ID	ID

UOL DIVEO TECNOLOGIA S.A.

-DocuSign by: /s/ Rogildo Torquato Landim	DocuSign by: /s/ Cleyton de Almeida Ferreira
Name:	Name:
ID	ID

WITNESSES:

-DocuSign by: /s/ Marden Silveira Neubert	DocuSign by: /s/ Rodrigo de Stefano Megna
Name:	Name:
ID	ID

    Page | 5

PagSeguro Internet S.A.
Technical Proposal for Google Cloud Platform
(Google Cloud Platform)

INTRODUCTION
Reference to UOL Diveo Proposal OPT-20/29351-A

Dear Mr./Mrs.,
As an answer to your request, we hereby submit a proposal of integrated solution for technology and services to meet PagSeguro Internet S.A.’s expectations regarding the Public Cloud.
We would like to provide PagSeguro Internet S.A. The high-quality services we provide to the corporate market. We have designed this Proposal as a commitment to offer the best solution to the business needs of PagSeguro Internet S.A.
We appreciate the opportunity and remain at your full disposal to clarify any questions that may arise.
Best regards,

/s/ Jhones Fraga
Solution Architect

    Page | 7

NON-DISCLOSURE AGREEMENT

All information included herein is strictly confidential and provided with the sole purpose of technically describing UOL DIVEO’s solutions, as requested by PagSeguro Internet S.A., and it shall not be used for any other purpose.
Regarding the services described herein, if PagSeguro Internet S.A. chooses a provider that is not UOL DIVEO, or if it does not select any supplier within 15 days after the date hereof, PagSeguro Internet S.A. agrees to return all of UOL DIVEO’s exclusive and confidential information, including, but not limited to, this document, and it shall not use nor disclose such information in any way whatsoever in order to obtain an unfair business advantage for itself, its subsidiaries, associations or partners in any way, for subsequent business opportunities in which it may be directly or indirectly competing with UOL DIVEO.
PagSeguro Internet S.A., shall not partially or fully publish or disclose the information included herein, without UOL DIVEO’s prior written consent. Several names of services and companies referred herein are trademarks. All of such are recognized upon this statement.
    Page | 8

GCP CLOUD OFFER
GCP Cloud is a Cloud Computing platform that counts on a wide range of products and components for the construction of Public Clouds. By definition, Cloud Computing is a model to deliver IT resources and applications via Internet, which price is established based on use and demand.
When you use the GCP Cloud, you can design and deliver infrastructure, computational power, storage options, networks and databases, content services, among other things, as a service, that is, on demand, which solution is available within seconds and its price is defined based on use.
By using the GCP Cloud solution offered by UOL DIVEO, PagSeguro Internet S.A. may count on the following benefits:
•Speed in adopting a Cloud model;
•Design of a solution that better suits your needs;
•Specialized Cloud consulting;
•Local support;
•Billing;
•Local billing.
All to make sure that you get the best Public Cloud experience.

    Page | 9

GCP - Google Cloud Platform
GCP is Google’s cloud computing service. It was created so that companies could perform different high-performance, safe and reliable cloud-based services.
For further information, please access https://cloud.google.com/

    Page | 10

SERVICES AND SLA (Service Level Agreement)

UOL DIVEO has a layer of Cloud Services to help companies overcome the technology and business challenges imposed by clouds. UOL DIVEO’s services help both companies in the beginning of their journeys and companies that have already reached their maturity in the Cloud universe.
UOL DIVEO’s support makes assure that businesses and applications get efficient and prompt support, and provides support in Portuguese and billing in Brazilian reais, within the scope described below.

    Page | 11

FEATURES

Bronze Offer
Billing	Calculation of costs (taxes, UOL DIVEO factor, price list of providers)
Billing	Assessment period, Closing date and Due date
Use of resources in the cloud	Explanation on the payment method of each service provided by AWS, Google, Azure
Cloud unavailability incident	Open a ticket with AWS/Azure/Google requesting solution and notify the client whenever asked on the resolution status
Cloud platform maintenance	Notification of maintenance windows informed by the providers.

Bronze
Relationship	Client Dashboard
Type of Technical Support	Billing, invoicing
Assistance	8x5
Incident response time:	Up to 24 hours
Request SLA	72 business hours Note: Considering that the Client will provide information within 1 business day
    Page | 12

TECHNICAL SOLUTION

a)Architecture

The proposal was prepared after the technical and business analysis of requisites informed by PagSeguro Internet S.A.
GCP CLOUD projects contemplates the supply of an account to be used and managed by PagSeguro Internet S.A.
Based on pay-as-you-go method, this proposal allows you to use GCP CLOUD services in a simple and fast way, and with real time viewing of your costs.

b)Support

Chosen option
Bronze

Services’ description is included in the chapter on Services of this proposal

    Page | 13

CUSTOMER SERVICE CHANNELS
UOL DIVEO provides customer support channels for clients to submit feedbacks, praises and complaints, by opening tickets through Service Desk, which may be recorded/formalized by phone 0800 16 0066 or by UOL DIVEO’s Client Dashboard.
Definitions:
•Suggestions: any idea or proposal to improve the services
•Compliments: statement of satisfaction with the support and/or service provided
•Complaints: statement of discontent with the support and/or service provided

In order to continually improve procedures, we also provide support to customers through ombudsman, which may be enabled through the Client’s Dashboard, when the response received from the customer service channels is deemed insufficient.
Our Service Desk is available 24x7, and our Ombudsman is available Monday-Friday, from 09:00 am to 06:00 pm, except holidays.
    Page | 14

GENERAL PROVISIONS
▪The Client will be responsible for managing elements such as: operational system, database, virtual machine maintenance and modification (processing, hard disk, and RAM memory), backup, as well as for assessing security of assets exposed to the internet by selecting the most suitable form of protection;
▪Business hours means the period from 9:00 a.m. to 6:00 p.m., from Monday through Friday, except holidays and holidays in the city of São Paulo;
▪UOL DIVEO may, if additionally acquired, offer Software licensing for use in the cloud. If the client is responsible for managing the environment, the client must open technical support requests with the Software manufacturer through tickets created in Service Desk UOL DIVEO;
▪If the scope of the project includes the use of software licenses provided by UOL DIVEO, but managed by the Client, at any time during the term of the agreement, the Client may be asked to provide administrative access to the Operational System, for audit purposes. Once any discrepancies are found, the Client will be formally informed on the irregularities and costs to rectify them.
▪The use of cloud resources will begin to be charged immediately after the association of:

o GCP User Account ID
    Page | 15

This condition is not attached to any other activities within the client’s environment, such as setup conclusion, environment approvals, installation of applications, among other things.
Any financial credits granted by UOL DIVEO or its partners may be used to activities of nay nature, including, but not limited to, production, setup, approval, among other things.
    Page | 16

São Paulo, 19 March 2021 | 11:44:14 PdDeT2020

-DocuSigned by: /s/ Artur Gaulke Schunck	-DocuSigned by: /s/ Wagner Chagas Feder
PAGSEGURO INTERNET S.A.	PAGSEGURO INTERNET S.A.

-DocuSigned by: /s/ Rogildo Torquato Landim	-DocuSigned by: /s/ Cleyton de Almeida Ferreira
UOL DIVEO TECNOLOGIA LTDA	UOL DIVEO TECNOLOGIA LTDA

WITNESSES:

-DocuSigned by: /s/ Marden Silveira Neubert	-DocuSigned by: /s/ Cleyton de Almeida Ferreira
Name:	Name:
ID:	ID:

    Page | 12

Google Cloud
PagSeguro
Business Proposal

BUSINESS PROPOSAL UOLDIVEO OPT-20/29351-A
Page: 2/8

São Paulo, Tuesday, July 14, 2020.

To PAGSEGURO

Attn.: Marcio Drumond

Reference to UOLDIVEO Proposal OPT-20/29351-A

As an answer to your request, we hereby submit a proposal of integrated solution for technology to meet PAGSEGURO’s expectations regarding IT infrastructure services.

We would like to provide PAGSEGURO with our experience with high-quality services provided to the corporate market. We have designed this Proposal as a commitment to offer the best solution to the business needs of PAGSEGURO.

We appreciate the opportunity and remain at your full disposal to clarify any questions that may arise.

Best regards,

-DocuSigned by: /s/ Rodrigo de Stefano Megna
Rodrigo Megna
Customer Experience
[*****]

[*****] Confidential information redacted

BUSINESS PROPOSAL UOLDIVEO OPT-20/29351-A
Page: 3/8

BUSINESS PROPOSAL UOLDIVEO OPT-20/29351-A
Page: 4/8

Non-Disclosure Agreement
All information included herein is strictly confidential and provided with the sole purpose of technically describing UOLDIVEO’s solutions, as requested by PAGSEGURO, and it shall not be used for any other purpose.
Regarding the services described herein, if PAGSEGURO chooses a provider that is not UOLDIVEO, or if it does not select any supplier within 15 days after the date hereof, PAGSEGURO agrees to return all of UOLDIVEO’s exclusive and confidential information, including, but not limited to, this document, and it shall not use nor disclose such information in any way whatsoever in order to obtain an unfair business advantage for itself, its subsidiaries, associations or partners in any way, for subsequent business opportunities in which it may be directly or indirectly competing with UOLDIVEO.
PAGSEGURO shall not partially or fully publish or disclose the information included herein, without UOLDIVEO’s prior written consent. Several names of services and companies referred herein are trademarks. All of such are recognized upon this statement.

BUSINESS PROPOSAL UOLDIVEO OPT-20/29351-A
Page: 5/8

Introduction
On Multicloud
Over the past years, typically digital companies have been modifying the traditional markets, providing clients with new experiences, whilst established companies need to live with traditional systems, processes and methodologies while they face pressure to adapt, be innovative and agile. Driven by the “Internet of Things” and Big Data, companies will go through a transformation that will render the greatest portion of their business digital, and the technology basis of this transformation is precisely Cloud Computing. But, before making the decision of uploading loads of work to the cloud, you must bear in mind that:
“There is no such thing as a single cloud for all applications and not all applications use just any kind of cloud”

This is why a Multicloud approach, in which companies use clouds with different technologies and features, is so important.

BUSINESS PROPOSAL UOLDIVEO OPT-20/29351-A
Page: 6/8

UOLDIVEO is Multicloud
With UOLDIVEO, companies may count on the services of the main public cloud market players, such as Amazon Web Services (AWS), Microsoft Azure, Google Cloud Platform (GCP), VMWare and OpenStack, as well as Private Cloud option in OpenStack and VMWare, and on a Virtual Data Center using Virtustream technology.
All these technologies and a wide range services, from the analysis of applications’ features, recommendation of proper cloud service, to cloud use management and enhancement services, point to UOLDIVEO Multicloud as the right path for the digital transformation of companies.
For us, the Multicloud is more than just offering hardware, software, infrastructure alternatives or a dashboard to access different public clouds. It means to be close to our clients and understand the challenges they face, as well as properly create a solution that meets the needs of each application, and offer an exclusive customer service that allows our clients to grow their businesses.

BUSINESS PROPOSAL UOLDIVEO OPT-20/29351-A
Page: 7/8

Business Conditions:

[Public Cloud] - Google Cloud Platform
Forms of Acquisition	Monthly fee for 36 months of service
	Factor with no Taxes	Factor with Taxes
Reference to services described in Technical Proposal OPT-20/29351-A	[*****]	[*****]
Support Service Acquired	Bronze

Final Provisions:
•This proposal is effective for: This proposal is valid for 15 business days. If the period lapses and the CLIENT has not returned this document duly signed, terms and conditions herein may be revised by UOLDIVEO;
•The Agreement will be valid for 36 months;

◦All and any amounts indicated in this proposal, surpluses, elements on demand and/or not specified in the scope of this proposal, denominated in U.S. dollars, will be converted into Brazilian reais via the application of PTAX of the last business day of the month of use.
•Discounts in the acquisition of Public Cloud products with UOLDIVEO result from the partnership the service providers have established between them. The client enjoys this discount when its associated account is maintained by UOLDIVEO;
•ISS, PIS and COFINS will be applied pursuant to legislation in force:
◦PIS, COFINS and ICMS are levied on telecommunication services (as effective in each location);
◦ISS, PIS and COFINS are levied on Data Center Solution Services, Managed Services, Software as Service, Application Service and/or Security Management Services, according to the nature of the service;
◦PIS and COFINS are levied on Internet provision services and Cloud services.
•Any changes to tax rates or calculation basis for taxes levied on the price of the provision of services subject matter hereof, as well as any other taxes that may be created as from the date hereof, even if due to revocation of exemption, shall result in price increase or reduction, according to the prevailing rate;

[*****] Confidential information redacted

BUSINESS PROPOSAL UOLDIVEO OPT-20/29351-A
Page: 8/8

São Paulo, 19 March 2021 | 11:44:14 P_DdTe 20 .

UOL DIVEO TECNOLOGIA LTDA

-DocuSigned by: /s/ Rogildo Torquato Landim	-DocuSigned by: /s/ Cleyton de Almeida Ferreira
Name:	Name:
ID	ID

PAGSEGURO INTERNET LTDA

-DocuSigned by: /s/ Artur Gaulke Schunck	-DocuSigned by: /s/ Wagner Chagas Feder
Name:	Name:
ID	ID

WITNESSES

-DocuSigned by: /s/ Marden Silveira Neubert	-DocuSigned by: /s/ Rodrigo Stefano Megna
Name:	Name:
ID	ID

1st AMENDMENT TO THE GENERAL CONDITIONS OF GOOGLE CLOUD ACQUISITION No. 2021-01439 (ES 04011/20)

By this private instrument, the Parties, on one side:

PAGSEGURO INTERNET S.A., a corporation headquartered at Avenida Brigadeiro Faria Lima, No. 1384, 4º andar, Part A, City of São Paulo, State of São Paulo, enrolled with the National Register of Legal Entities of the Ministry of Finance (CNPJ/MF) under No. 08.561.701/0001-01, herein represented pursuant to its Bylaws, hereinafter simply referred to as “CLIENT”;

UOL DIVEO TECNOLOGIA S.A., a company established at Alameda Barão de Limeira, 425, 1º andar, Campos Elíseos, in the City of São Paulo, State of São Paulo, enrolled with the CNPJ under No. 01.588.770/0001-60, and branches at Avenida Ceci, 1850, in the City of Barueri, State of São Paulo, duly enrolled with the CNPJ under No. 01.588.770/0008-36, at Alameda Glete, 700 – 2º andar, Campos Elíseos, in the City of São Paulo, State of São Paulo, enrolled with the CNPJ under No. 01.588.770/0011-31 and at Alameda Barão de Limeira, 425 – 2º andar, Campos Elíseos, in the City of São Paulo, State of São Paulo, enrolled with the CNPJ under No. 01.588.770/0010-50, herein represented pursuant to its articles of association, hereinafter simply referred to as UOL DIVEO;

Whereas:

I.    The Parties entered into, on March 1st, 2021, a CLOUD Google agreement, by means of which the CLIENT acquired from UOL DIVEO, Google’s resale partner, products and services provided to CLIENT directly by Google, as per the terms of use adhered, available at: https://cloud.google.com/terms, and other documents issued by GOOGLE to govern the provision of services (as amended from time to time by Google) (“Agreement”); and

II.    The Parties are interested in including some conditions in the Agreement, in compliance with Circular Letter 3,909/2018, as enacted by the Full Board of the Central Bank of Brazil (BACEN) and Resolution No. 4,658/18 of the National monetary Council (Conselho Monetário Nacional, or “CMN”).

Now, therefore, the Parties lawfully agree to enter into this 1st Amendment to the Agreement (“Amendment”), which shall bind the Parties and their successors at any time and on any account, under the following terms and conditions:

1.    This instrument seeks to comply with BACEN Circular Letter 3,909/2018 and Resolution No. 4,658/18 of the National Monetary Council (CMN).

2.    UOL DIVEO represents and warrants that it is and shall remain, during the entire contractual effectiveness, in compliance with BACEN Circular Letter 3,909/2018 and CMN Resolution 4,658/18, within the scope of its role as reseller and partner of Google.

2.1    The Parties hereby agree to include in this Agreement provisions on data protection to which the Parties are bound, pursuant to Data Protection Procedures available at: https://imguol.com/p/pp/colab/LGPD/contratos/Anexo-OPERADOR.pdf, which is an integral and inseparable part hereof and may be reviewed in order to be in compliance with applicable laws at all times. Data Protection Procedure does not limit the CONTROLLER’s right to establish additional instructions and procedures that are in line with applicable laws and the Agreement. The Parties hereby agree that, for purposes of Data Protection Procedures, UOL DIVEO is the OPERATOR and PAGSEGURO is the CONTROLLER.

3.    In order to provide services to regulated CLIENTS, Google has entered into, with UOL DIVEO, the “Financial services amendment”, which contemplates:

3.1    Google’s regions offered to the CLIENT that are provided for in Google’s website at page “Google’s Global Infrastructure”, available at https://cloud.google.com/about/locations. The CLIENT may ask UOL DIVEO to provide the addresses of data centers, event in which UOL DIVEO will contact Google through link https://support.google.com/cloud/contact/dpo/ or other means made available by Google.

3.2    With respect to audit standards and reports, Google:

(a)    audits its systems and controls related to the Services following market standards. The audits are carried out by a duly qualified and independent third party auditor (“Third Party Auditor”). These audits validate compliance by Google with the controls and certifications established based on independent, globally accepted standards, described at https://cloud.google.com/security/compliance/services-in-scope;

(b)    shall maintain the following certificates for the Audited Services during the Term: (a) ISO 27001, ISO 27017 and ISO 27018 and their Payment Card Industry Data Security Standard (PCI DSS) Compliance Certificates (“Compliance Certificates”); and (b) SOC 1, SOC 2 and SOC 3 reports prepared by Google’s Third Party Auditor and annually updated based on audits carried out at least once every 12 months (“SOC Reports”). Google may add other standards at any time. Google may replace a Compliance Certificate or SOC Report with equivalent or enhanced document;

(c)    provide UOL DIVEO with Term: (a) the Compliance Certificates; (b) the SOC Reports; (c) the Security Whitepaper; and (d) any other documents that are relevant to the security or adequacy of Services offered to clients who are provided with the Services (“Security Documentation”). UOL DIVEO may disclose the Security Documentation to the CLIENT as long as the CLIENT follows the Document Handling Instructions. The CLIENT shall comply with confidentiality rules related to the Security Documentation.

3.2.1 To make sure that the certificates are effective, if a critical system or control for an Audit Service is not covered by the Compliance Certificates and SOC Reports (“Audit Certificates and Reports”), the CLIENT may contact UOL DIVEO which, by its turn, will ask Google to include in the scope of the Audit Certificates and Reports the Audited Service related to such critical systems and/or controls. All requests must be legitimate in terms of risk management, and based on independent, globally accepted standards then in force, applicable to the Audited Service. Google will analyze the request submitted by UOL DIVEO at CLIENT’s request, and may request new information be submitted through If scope expansion is already provided for in Google’s compliance plan, Google will confirm the estimated date in which it will be given effect.

3.3    The CLIENT may ask Google, via UOL DIVEO, to run a penetration test in Google's system and in the Services associated to the projects of the CLIENT, who hereby represents to be aware of Google’s Acceptable Use Policy.

3.3.1 If the penetration test conducted by the CLIENT compromises or affects the security, privacy or integrity of any data other than CLIENT’s Data, or represents a threat that this might happen, Google will take all applicable measures to protect such data, and may ask UOL DIVEO to request the CLIENT to stop running the penetration test, which the CLIENT shall abide. All test results and any potential vulnerabilities detected by the CLIENT constitute Confidential Information of Google. The CLIENT may be entitled to a reward if it reports any vulnerability to Google through Google’s Vulnerability Reward Program, available at https://www.google.com/about/appsecurity/reward-program/, or any other URL Google may inform from time to time.

3.4    With respect to assistance with Compliance, Google represents to be aware that the Clients or End Users of UOL DIVEO, as CLIENT, are subject to regulatory inspection by the Regulator (each, a “Regulated Entity”), and, for this reason, they need Google’s assistance to monitor the Services to assure that they will comply with applicable laws and regulations. Google agrees to work side by side with UOL DIVEO, in good faith, during the entire Term, in order to address the impact of any changes to laws and regulations, and hereby acknowledges the gathering of information and investigation powers of the Regulator pursuant to applicable laws.

3.4.1    Information on the Regulator, Audit and Access. If the Regulator exercising its inspection powers makes a request related to the Services, the Partner may use the Services and the Security Documentation to answer to the request. The Partner shall, at all times, have access to Partner Data (including to virtual machines and Partner’s Applications) by using the standard feature of the Service. At Partner’s request, the Regulator may: (a) analyze information related to the Services, operations and controls, and discuss such information with Google’s employees (including with experts); and (b) audit and inspect the Services used by the Regulated Entity, and access Google’s facilities used for the provision of these Services to inspect and audit them. The Regulator may appoint one third party auditor to perform any of the activities described in this Clause 3.4 (Information on the Regulator, Audit and Access).

3.4.2    If the CLIENT makes an audit request related to the Services, UOL DIVEO may use the Services and the Security Documentation to answer to the request. UOL DIVEO shall, at all times, have access to Partner Data (including to virtual machines and Partner’s Applications) by using the standard feature of the Services. To allow the CLIENT to easily perform its regulatory obligation, at Partner’s request, the CLIENT may:

(a)    analyze information related to the Services, operations and controls, and discuss them with Google’s employees (including with experts); and
(b)    Audit and inspect the Services used by the CLIENT, and access Google’s facilities used for the provision of these Services to inspect and audit them. To make the activities described in this Clause easier, Google and the CLIENT will discuss, in advance, their scope and duration. The CLIENT may appoint any third party auditor duly qualified and independent to perform any activity described in this Clause, as long as the Auditor is not Google’s competitor.

3.4.3    GOOGLE has assured to UOL DIVEO that the activities described in this Clause will be performed:

(a)    within business hours, and, unless not possible due to an emergency or crisis situation or event that could lead to a situation in which such activity would become ineffective, at the time indicated by Google or upon prior notice;
(b)    pursuant to the Security Measures; and
(c)    as to minimize interruptions in the business and operations of Google and in other environment of Google’s Clients.

3.4.4    All information obtained under this Clause 3.4 will constitute Confidential Information of Google. The CLIENT may disclose these materials to the Regulator as long as it first informs the Regulator that these materials constitute Confidential Information of Google, and removes any part therefrom that are not relevant for purposes of inspection by the Regulator. Nothing set forth in the Agreement will require Google to provide any other data concerning its clients.

3.4.5    Fee. Google may charge a fee to the Partner for any activity performed under this Clause, which, by its turn, will charge pass it on to the CLIENT. Google shall provide the Partner with additional information, who, by its turn, will pass them on to the CLIENT, with respect to any applicable fee, as well as its calculation basis, before performing any activity.

3.5    With respect to Business Going Concern and Disaster Redressing, the parties agree that:

3.5.1    Google shall maintain policies, procedures and agreements to minimize interruption of the Services caused by disasters or other events that may lead to the interruption of the operations and of the inflow of resources necessary for the provision of Services (business going concern and disaster redressing plan, or “BGCDR Plan”). The Partner may analyze the summary of: (a) the BGCDR Plan then in force; and (b) the results of most recent tests performed under the BGCDR Plan.

3.5.2    Google will perform tests with and analyze the BGCDR Plan at least one a year. Google will correct any problems identified during the tests, and if necessary, will adjust the BGCDR Plan. Google may not reduce the conditions set forth in the BGCDR Plan, and assures that the BGCDR Plan meets market standards.

3.5.3    The Partner may continuously monitor Google’s performance of Services (including the SLAs) by using this feature of the Services. Google will maintain and provide the Partner with a dashboard that contains information on the status of the Services at https://status.cloud.google.com/ (“Status Dashboard”). The Status Dashboard is only made available for information purposes.

3.5.4    Google will provide the Partner with the following:

(a)    information on events that have material impact on its ability to provide the Services under the terms of the SLAs, leading to interruptions or the unavailability of the Services (“Material Events”); and

(b)    reports indicating the cause of the Material Event and a summary of the actions taken by Google to address it. Google may provide information through the Status Dashboard, Google Cloud’s Support Central or if support is provided.

3.6    With respect to subcontracting, Google has certified that:

(a)    If it subcontracts any of its obligations under the Product Annex, it shall: (a) oversee performance of all subcontracted obligations to make sure that Google’s Subcontractors comply with the provisions in the Product Annex, (b) require Google’s Subcontractors to comply with applicable laws and regulations related to subcontracted obligations, and (c) make sure that Google’s Subcontractors comply with Clause 3.4 (Assistance with Client’s Compliance).

(b)    Google shall provide the Partner with information on its Subcontractors, including their role, the country in which they are incorporated, when they will perform their duties, and, if applicable, where Partner’s Data will be stored.

(c)    If Google hires a new Subcontractor or changes the role of a current Subcontractor (“Subcontractor Change”), Google will inform so to the Partner at least one hundred and eighty days (180) in advance, unless such Subcontractor Change is made to settle any current or threated risk to the Services, event in which Google will notify the Partner as soon as possible.

3.7.    Additional Definitions.

“Audited Services” means the current Services within the scope of the respective certificate or report available at https://cloud.google.com/security/compliance/services-in-scope. The Services may only be removed from said URL is discontinued pursuant to the Product Annex.

“Document Handling Instructions” means:

(a)    That the SOC Reports may not have their forms changed, or be integrated or attached to any other document (for instance, a separate document or presentation);

(b)    That the SOC Reports must be protected by password, provided that the report(s) and password(s) are informed in separate communications;

(c)    That the SOC Reports must be destroyed after reasonable term for their analysis, which term may not exceed, under any circumstance, whichever occurs first between (i) 12 months counted from the date on which they were received, or (ii) termination of the respective services agreements entered into between the Partner and the CLIENT;

(d)    The CLIENT (i) shall maintain accurate records of CLIENTS and End Users of the CLIENT with whom UOL DIVEO has shares the SOC Reports, and (ii) shall promptly provide these reports to Google, upon request; and

(e)    Any other instructions provided in writing by Google.

“Google’s Subcontractor” means the third party to whom Google attributes a task (that it, a process, service or activity) under the Services. “Google’s Subcontractor” does not include “Sub-processors” since they are covered by the Data Processing and Security Terms.

“Partner’s End User” means the company authorized by UOL DIVEO or the Client to use the Application.

“Regulator” means any financial, prudential or resolution authority, regulatory agency, or inspection body, incorporated under applicable laws or regulations and having the authority to inspect the CLIENT.

“Security Whitepaper” means the documentation on security and compliance then in force, available at https://cloud.google.com/security/whitepaper.

4.    RATIFICATION

4.1    The Parties hereby ratify all other terms and conditions of the Agreement, making it clear that the terms and clauses that have not been expressly changed by this Addendum shall remain unchanged and fully effective.

In witness whereof, the Parties sing this instrument in two (2) counterparts of equal content, in the presence of two witnesses.

São Paulo, March 1, 2021.

-DocuSigned by: /s/ Artur Gaulke Schunck	-DocuSigned by: /s/ Wagner Chagas Feder
PAGSEGURO INTERNET S.A.

-DocuSigned by: /s/ Rogildo Torquato Landm	-DocuSigned by: /s/ Cleyton de Almeida Ferreira
UOL DIVEO TECNOLOGIA S.A.

Witnesses:

-DocuSigned by: /s/ Marden Silveira Neubert	-DocuSigned by: /s/ Rodrigo Stefano Megna
1.	2.
Name:	Name:
CPF:	CPF:

Completion Certificate
Envelope ID: 046DC10E033644DC919FC87AB8EC882F		Status:
Completed Subject: PAGSEGURO X UOL DIVEO: CT 04011-20 - GOOGLE OnDemand - Opt 21-031798_20-29351 -
Jul20 v4 (final)
Source Envelope:
Document Pages: 32	Signatures: 39	Envelope Sent by:
Certificate Pages: 8	Initials: 55	Vivian Freire Rodrigues do Vale
AutoNav: Enabled		Av. Brigadeiro Faria Lima, 1.384
Enveloped Stamping (ID Stamping): Enabled		SP, 01452-002
Time Zone: (UTC-08:00) Pacific Time (US & Canada)		[*****] IP Address: [*****]

Record Tracking
Status: Original	Holder: Vivian Freire Rodrigues do Vale	Location: DocuSign
3/19/2021 10:52:42 AM	[*****]

Signer Events	Signature	Timestamp
Rodrigo de Stefano Megna		Sent: 3/19/2021 11:41:42 AM
[*****]	-DocuSigned by:	Viewed: 3/19/2021 11:43:22 AM
Security Level: E-mail, Account Authentication (None)	Signature adoption: Pre-selected Style IP Address: [*****]	Signed: 3/19/2021 11:44:14 AM

Electronic Record and Signature Disclosure:
Accepted: 4/6/2020 1:32:50 PM
ID: a0ff8984-0fa4-41cf-8685-a682e4c49101
Marden Silveira Neubert		Sent: 3/19/2021 11:44:19 AM
[*****] Engineering Officer		Viewed: 3/26/2021 10:38:17 AM
Security Level: E-mail, Account Authentication	-DocuSigned by:	Signed: 3/26/2021 10:39:09 AM
(None)	Signature established by: Pre-set style
Using IP Address: [*****]

Electronic Record and Signature Disclosure:
Accepted: 3/26/2021 10:38:17 AM
ID: [*****]
ARTUR GAULKE SCHUNCK		Sent: 3/26/2021 10:39:15 AM
[*****] CFO		Viewed: 3/26/2021 3:49:26 PM
Security Level: E-mail, Account Authentication	-DocuSigned by:	Signed: 3/26/2021 3:49:37 PM
(None)	Signature established by: Pre-set style
Using IP Address: [*****]

[*****] Confidential information redacted

Electronic Record and Signature Disclosure:
Accepted: 6/29/2018 3:03:30 PM
ID: [*****]
Wagner Chagas Feder		Sent: 3/26/2021 10:39:15 AM
[*****] CFO		Viewed: 3/26/2021 11:45:13 AM
Security Level: E-mail, Account Authentication	-DocuSigned by:	Signed: 3/26/2021 11:45:24 AM
(None)	Signature established by: Pre-set style
Using IP Address: [*****]

Electronic Record and Signature Disclosure:
Accepted: 10/27/2020 7:59:42 AM
ID: [*****]

[*****] Confidential information redacted

Signer Events	Signature	Timestamp
Vivian Freire Rodrigues do Vale		Sent: 3/26/2021 3:49:42 PM
[*****]	-DocuSigned by:	Viewed: 3/29/2021 6:32:27 AM
Lawyer	Signature adoption: Signature image loaded	Signed: 3/29/2021 6:32:46 AM
UNIVERSO ONLINE SA
Security Level: E-mail, Account Authentication (None)	Using IP Address: [*****]

Electronic Record and Signature Disclosure:
Not offered via DocuSign
Cleyton de Almeida Ferreira		Sent: 3/29/2021 6:32:52 AM
[*****] Products Director	-DocuSigned by:	Resent 3/30/2021 7:04:50 AM
UOL DIVEO	Signature adoption: Drawn on device Using IP	Resent 3/30/2021 11:01:35 AM
Security Level: E-mail, Account Authentication (None)	Address: [*****]	Viewed: 3/30/2021 12:22:13 PM
	Signed using cellphone	Signed: 3/30/2021 12:22:36 PM

Electronic Record and Signature Disclosure:
Accepted: 3/30/2021 12:22:13 PM
ID: [*****]
Rogildo Torquato Landim	-DocuSigned by:
[*****] CEO	Signature adoption: Pre-selected Style IP	Sent: 3/29/2021 6:32:52 AM
UOLDIVEO	Address: [*****]	Viewed: 3/29/2021 6:33:52 AM
CEO		Signed: 3/29/2021 6:34:13 AM
Security Level: E-mail, Account Authentication (None)

Electronic Record and Signature Disclosure:
Accepted: 3/29/2021 6:33:52 AM
ID: [*****]

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamp
Envelope sent	Hashed/Encrypted	3/19/2021 11:41:42 AM
Certified delivery	Security checked	3/29/2021 6:33:52 AM
Signing complete	Security checked	3/29/2021 6:34:13 AM
Completed	Security checked	3/30/2021 12:22:36 PM
Payment Events	Status	Timestamp
Electronic Record and Signature Disclosure
[*****] Confidential information redacted

Electronic Record and Signature Disclosure created on: 12/27/2017 6:27:37 AM
Parties agreed to: Rodrigo de Stefano Megna, Marden Silveira Neubert, Wagner Chagas Feder, Cleyton de Almeida Ferreira, Rogildo Torquato Landim
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How to contact us:
You may contact us to let us know of your changes on how we should contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically, as provided below: To contact us by email send messages to:
To inform of your new e-mail address:
To let us know of a change in your e-mail address to which we should send notices and disclosures electronically to you, you must send us an e-mail and provide: your previous e-mail address and your new e-mail address. We do not require any other information from you to change your e-mail address.
In addition, you must notify DocuSign, Inc. in order to reflect your new e-mail address in your DocuSign account by following the process for changing e-mail in the DocuSign system.

To request paper copies from us:
To request us to send you paper copies of the notices and disclosures previously provided by us to you electronically, you must send us an e-mail and provide: your e-mail address, full name, Brazil Postal address, and telephone number. We will charge you for the amount of the copies, if applicable.
To withdraw your consent to us:
To inform us that you no longer want to receive future notices and disclosures in electronic format you may:
(i)    refuse to sign a document in your DocuSign session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent; or you may
(ii)    send us an e-mail and provide your e-mail address
full name, Brazil Postal Address, and telephone number. We do not need any other information from you to withdraw consent. The consequences of your withdrawing consent for online documents will be that transactions may take longer to process.
Required hardware and software**:
(i)    Operating Systems: Windows® 2000, Windows® XP, Windows Vista®; Mac OS®
(ii)    Browsers: Latest versions Internet Explorer® 6.0 or above (only Windows); Mozilla Firefox 2.0 or above (Windows and Mac); Safari™ 3.0 or above (only Mac)
(iii)    PDF readers: Acrobat® or similar software may be required to view and print PDF files.
(iv)    Screen Resolution: 800 x 600 minimum
(v)    Enabled Security Settings: Allow per session cookies
** These minimum requirements are subject to change. If these requirements change, you will be asked to re-accept the disclosure. Pre-release (e.g. beta) versions of operating systems and browsers are not supported.
Acknowledging your access and consent to receive materials electronically:
To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please make sure you read this electronic disclosure and are able to print on paper or electronically save this page for your future reference and access or are able to e-mail this disclosure and consent to an e-mail address in which you will be able to print on paper or save this page for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format under the terms and conditions described above, let us know by clicking the “I agree” button below.
By checking the “I agree” box, I confirm that:
(i)    I can access and read this Electronic CONSENT TO ELECTRONIC RECEIPT OF ELECTRONIC RECORDS AND CONSUMER SIGNATURE DISCLOSURES; and
(ii)    I can print on paper the disclosure or save or send the disclosure to a place where I can print it, for future reference and access; and (iii) Until or unless I notify as described above, I consent to receive exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to me by during the course of my relationship with you.